As filed with the Securities and Exchange Commission on October 14, 2003
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

BEVERLY ENTERPRISES, INC.

(Exact name of registrant as specified in its charter)

Delaware	62-1691861
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One Thousand Beverly Way

Fort Smith, Arkansas 72919
(479) 201-2000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Douglas J. Babb

Executive Vice President,
General Counsel And Secretary
One Thousand Beverly Way
Fort Smith, Arkansas 72919
(479) 201-2000
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

The Commission Is Requested to Send Copies of All Communications to:

Gary Olson, Esq.
Latham & Watkins LLP
633 West Fifth Street, Suite 4000
Los Angeles, California 90071-2007
(213) 485-1234

      Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

      If any of the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.     ☐

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☑          File No. 333-52708

      If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Each Class of	Amount to be	Offering Price per	Aggregate Offering	Amount of
Securities to be Registered	Registered	Unit(1)	Price(1)	Registration Fee

Common Stock ($.10 Par Value) issuable upon conversion of Debt Securities	$15,000,000	100%	$15,000,000	$1,215

(1)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 426(b) under the Securities Act of 1933, as amended.

INCORPORATION BY REFERENCE

      The contents of the Registration Statement on Form S-3 (File No. 333-52708), filed by Beverly Enterprises, Inc. pursuant to the Securities Act of 1933, as amended, are incorporated by reference herein.

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, Beverly Enterprises, Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Smith, State of Arkansas, on October 14, 2003.

BEVERLY ENTERPRISES, INC.

By:	/s/ JEFFREY P. FREIMARK

Name: Jeffrey P. Freimark

Title:	Executive Vice President, Chief

Financial and Information Officer

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and as of the dates indicated.

Signature		Title	Date

* William R. Floyd		Chairman of the Board, President, Chief Executive Officer and Director	October 10, 2003

/s/ JEFFREY P. FREIMARK Jeffrey P. Freimark		Executive Vice President, Chief Financial and Information Officer	October 10, 2003

* Pamela H. Daniels		Senior Vice President, Controller and Chief Accounting Officer	October 10, 2003

* John D. Fowler		Director	October 10, 2003

* James R. Greene		Director	October 10, 2003

* Edith E. Holiday		Director	October 10, 2003

* John P. Howe, III, M.D.		Director	October 10, 2003

* James W. McLane		Director	October 10, 2003

* Donald L. Seeley		Director	October 10, 2003

* Marilyn R. Seymann, Ph.D.		Director	October 10, 2003

By:	/s/ JOHN G. ARENA Attorney-in-Fact

EXHIBIT INDEX

Exhibit
Number		Description

5.1	—	Consent of Latham & Watkins LLP.
23.1	—	Consent of Ernst & Young LLP.
24.1	—	Power of Attorney.